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[LOGO]                                       Master Demand Business Loan Note


Due on Demand                                                   $1,000,000.00
Note No. 0201                                              Date: May 14, 1997
Account No. 0026624                                     Indianapolis, Indiana


     Promise to Pay: For value received, the undersigned MADE2MANAGE SYSTEMS, INC. (the "Borrower") promise to pay On Demand to NBD Bank, N.A., a national banking association (the "Bank") or order, at any office of the Bank in the State of Indiana, the sum of One Million and 00/100 Dollars ($1,000,000.00) plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

          0.75% per annum above the rate announced from time to time by the Bank as for "prime" rate (the "Note Rate"), which rate may not be the lowest rate charged by the Bank to any of its customers, until maturity, whether by demand, acceleration or otherwise, and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid. Each change in the "prime" rate will immediately change the Note Rate.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be unlawful under applicable law shall be applied to principal. Payments may, at the option of the Bank, be applied first to charges, then to interest and then to principal. Acceptance by the Bank of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of the Bank's right to receive payment in full at such or any other time.

Interest will be computed on the unpaid principal balance from the date of each borrowing.

The Borrower will pay this sum plus accrued interest on demand. Until demand, the Borrower will pay consecutive monthly installments of interest only commencing June 1, 1997.

LATE FEE: If any payment is not received by the Bank within fifteen (15) days after its due date, the Bank may access and the Borrower agrees to pay a late fee equal to the less of five percent (5%) of the past due amount or Two Hundred and 00/100 Dollars ($200.00).

MASTER DEMAND NOTE: The Bank has authorized an uncommitted credit facility to the Borrower in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of loans made from time to time by the Bank to the Borrower at the Bank's sole discretion. This Note evidences the Borrower's obligation to repay those loans. The aggregate principal amount of debt evidenced by this Note shall be the amount reflected from time to time in the records of the Bank but shall not exceed the face amount of this Note. Until demand or acceleration, the Borrower may borrow, pay down and reborrow under this Note. The Borrower acknowledges and agrees that no provision of this Note and no course of dealing by the Bank shall commit the Bank to make loans to the Borrower and that notwithstanding any provision of this Note or any instrument or document, all loans evidenced by this Note are due and payable on demand, which may be made by the Bank at any time, whether or not any event of acceleration then exists.

CREDIT AGREEMENT: This Note evidences a debt under the terms of a Credit Authorization Agreement between the Bank and the Borrower dated as of June 9, 1995, and any amendments.

SECURITY: To secure the payment of this Note and any other present or future liability of the borrower to the Bank, whether several, joint, or joint and several, the Borrower pledges and grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired (the "Collateral"):

1. All investment property and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity);

2. All property or Investment property declared or acknowledged to constitute security for any past, present or future liability of the Borrower to the Bank;

3.  All balances of deposit accounts of the Borrower with the Bank.

4.  The following additional property: All Accounts, Inventory and Equipment.

SETOFF: The Bank has the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this Note in whole or partial payment of this Note or other present or future liabilities of the Borrower to the Bank, without any requirement of mutual maturity.

RELATED DOCUMENTS: The terms and provisions of any loan agreement, mortgage, security agreement or any other document executed as part of the loans evidenced by this Note are incorporated by reference and made part of this Note.

REPRESENTATIONS BY BORROWER: Each Borrower represents that: (a) the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party, (b) this note is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower also represents that this Note evidences a business loan exempt from the Federal Truth in Lending Act (15 USC 1601, et seq), the Federal Reserve Bank's Regulation 2 (12 CFR 226, et
seq), and the Indiana Uniform Consumer Credit Code (IC 24-45-1-101, et seq). Each Borrower, other than a natural person, further represents that; (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary notion of its governing body, and
(ii) do not contradict the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

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EVENTS OF ACCELERATION: This Note shall become due immediately, without notice, at the Bank's option, if any of the following events occurs:

 1. The Borrower or any guarantor of this Note ("Guarantor") fails to pay when due any amount payable under this Note or under any agreement or instrument evidencing debt to any creditor.

 2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this Note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) such that the creditor declares the debt due before its maturity.

 3. There is a default under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of the loan evidenced by this Note, or any guaranty of the loan evidenced by this Note, becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty.

 4. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.

 5. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.

 6. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.

 7. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within 60 days after the appointment.

 8. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of such proceedings.

 9. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor.

10.  The Borrower or any Guarantor dies.

11. The Borrower or any Guarantor, without the Bank's written consent (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other corporation or business entity, except in the ordinary course of its business, or
     (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).

12. The loan to value ratio of any pledged securities at any time exceeds the Bank's limit for type of securities pledged and such excess continues for five (5) days after notice from the Bank to the Borrower.

13. There is a substantial change in the management or ownership or the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse.

14.  The Bank in good faith deems itself insecure.

REMEDIES: If this Note is not paid at maturity, whether by demand, acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, or business entity, with or without designation of the capacity of that nominee. The Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

WAIVER: Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. No delay on the part of the Bank in the exercise of any right or remedy operates as a waiver. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor does a waiver on one occasion bar or waive that right on any future occasion.

MISCELLANEOUS: The Borrower, if more than one, is jointly and severally liable for the obligations represented by this Note, the term "Borrower" means any one or more of them, and the receipt of value by any one of them constitutes the receipt of value by the others. This Note binds the Borrower and its successors, and insures to the benefit of the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. This
Note is delivered in the State of Indiana and governed by Indiana law. Section headings are for convenience of reference only and do not affect the interpretation of this Note. This Note and any related loan documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this

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Note and supercede all oral statements and prior writings relating to that loan. This note is a renewal/replacement of a prior note and represents a continuation and increase of the indebtedness described in such prior note and a continuation of the obligation to pay advances made under such prior note.

WAIVER OF JURY TRIAL: The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Note or any related Instrument or agreement or any of the transactions contemplated by this Note or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

Address:                                      Borrower:
                                              MADE2MANAGE SYSTEMS, INC.

9002 Purdue Road                              By: Stephen R. Head
Indianapolis, IN 46268                            ------------------------
                                                  Stephen R. Head
                                                  Vice President Finance
                                                  5/21/97
                                                  ------------------------
                                                  Printed Name
                                                  Tax I.D. Number 35-1665089





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